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                                                                    EXHIBIT 10.5



                              ROBBINS & MYERS, INC.
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         ROBBINS & MYERS, INC. (the "Company") agrees to provide each Executive, in consideration of his continued employment, a supplemental retirement benefit under the terms described below.

         The Company expressly intends that this program constitute an unfunded, nonqualified program of deferred compensation for specified key management or highly compensated employees as described in the Employee Retirement Income Security Act of 1974, as amended.


                                    SECTION 1

                                   Definitions

         1.1 Beneficiary means the person, persons or entity designated by the Executive to receive death benefits under this Plan. A Beneficiary designation will be effective only when a signed and dated Beneficiary designation form is submitted by the Executive to the Committee. A designation of Beneficiary may be revoked or amended by the Executive, in writing, at any time. If there is no effective designation, an Executive's Beneficiary will be the person entitled to receive his death benefits under the Qualified Plan or, if there is no such person, his estate.

         1.2 Board of Directors means the Company's board of directors.

         1.3 Committee means the compensation committee of the Company.

         1.4 Executive means a salaried employee of the Company who is covered under Supplement One to the Qualified Plan, is a key management or highly compensated employee of the Company or an affiliate, and who has been designated and approved by the Committee as a participant in the Plan.


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         1.5 Plan means the Robbins & Myers, Inc. Executive Supplemental
Retirement Plan.

         1.6 Qualified Plan means the Robbins & Myers, Inc. Cash Balance Pension Plan, a tax-qualified employee defined benefit pension plan sponsored by the Company, of which the Executive is or has been a member.

         1.7 Supplemental Pension means the payments under this Plan.


                                    SECTION 2

                              Supplemental Pension

         2.1 Normal Retirement. If the Executive terminates employment with the Company on or after his Normal Retirement Date (as defined in the Qualified
Plan), his Supplemental Pension as of any date is an amount that (when expressed as a single life annuity) is equal to:

                  (a) the Executive's accrued benefit in the Qualified Plan, determined in accordance with the provisions of the Qualified Plan as in effect on that date, but assuming, for purposes of this computation, that (i) Sections 415 and 401(a)(17) of the Code had not been enacted; and (ii) Credited Service is determined in accordance with Exhibit A to this Plan;

                  REDUCED BY

                  (b) the Executive's accrued benefit in the Qualified Plan determined in accordance with the provisions of the Qualified Plan as in effect on that date.


         2.2 Early Retirement. If the Executive terminates employment with the Company on or after his Early Retirement Date (as defined in the Qualified
Plan), the Executive will receive a Supplemental Pension equal to the benefit described under Section 2.1 of this Plan, reduced in the same manner as though the payments were made to the Executive




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under the Qualified Plan. If the Compensation Committee of the Company so
determines in its sole and absolute discretion, benefits payable under this Plan, for an Executive who terminates employment with the Company on or after his 55th birthday with at least 10 years of Vesting Service (as defined in the Qualified Plan), may be calculated without the reduction described above.

         2.3 Disability. If the Executive becomes Disabled (as defined in the Qualified Plan) before terminating employment with the Company, he will receive a Supplemental Pension equal to the benefit described in Section 2.1 of this Plan. The Supplemental Pension shall be calculated as though the Executive continued to receive the same rate of compensation he was receiving immediately prior to his disability and as though he continued to earn Credited Service (as defined in Supplement One to the Qualified Plan) from the date of his disability until his Normal Retirement Date or, if earlier, the date the Committee consents to the payment of benefits. In connection with this consent, the Committee shall also determine whether the amount of the Executive's disability benefit will be reduced to reflect early payment.

         2.4 Death. If the Executive dies before his Supplemental Pension payments begin under this Plan, the Executive's Beneficiary will receive a benefit, paid in the form of a lump sum, within 90 days after the death of the Executive. The amount of the death benefit to which the Executive's Beneficiary is entitled under this Plan is the Actuarial Equivalent (as defined in the Qualified Plan) of the Supplemental Pension payable to the Executive under this Plan as though the Executive had reached his Normal Retirement Date on the day immediately preceding his date of death.

         2.5 Termination for Other Reasons. If the Executive terminates employment with the Company for any reason other than death or disability prior to his Early Retirement Date and before he has earned a nonforfeitable right to 100% of his benefits under the Qualified



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Plan, he will irrevocably forfeit all benefits under this program. If the
Executive terminates employment with the Company for any reason other than death or disability prior to his Early Retirement Date and after he has earned a nonforfeitable right to 100% of his benefits under the Qualified Plan, he will receive the benefit described in Section 2.1, commencing on his Normal Retirement Date.

         2.6 Form and Timing of Supplemental Benefit Payment.

                  (1) Except as provided in Section 2.4, or unless an alternative form of payment is selected by the Executive pursuant to
         Section 2.7, if the Executive is not married on the date payment of his Supplemental Pension is to begin, the Executive's Supplemental Pension shall be paid in the form of an annuity for the life of the Executive; or if the Executive is married on the date payment of the Supplemental Pension is to begin, the Actuarial Equivalent of the Executive's Supplemental Pension shall be paid in the form of a qualified joint and 55% survivor annuity (as described in Supplement One to the Qualified
         Plan).

                  (2) Unless an election is made by the Executive pursuant to
         Section 2.7 or, unless the second sentence of Section 2.5 applies, or
         Section 2.6(3) applies, the annuity form of Supplemental Pension shall be paid monthly and commence no later than sixty days after the close of the Plan Year during which the Executive terminates employment with the Company.

                  (3) Unless an election is made by the Executive pursuant to
         Section 2.7, Supplemental Pension payments for an Executive who becomes Disabled shall be paid monthly and commence when the Executive reaches his Normal Retirement Date or, if earlier, the date the Committee consents to the payment of benefits.


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         2.7  Alternative Manner and Time of Benefit Payment.

                  (1) In lieu of a qualified joint and 55% survivor annuity or life annuity as the manner of payment pursuant to Section 2.6(1), or the timing of payment described in Sections 2.6(2) and (3), an Executive may elect to receive the Actuarial Equivalent of his Supplemental Pension in a single lump-sum payment payable within 90 days from the date the Executive reaches his Normal Retirement Date or, if later, the date the Executive terminates employment with the Company.

                  (2) To be effective, an election pursuant to this subparagraph must be made at least 12 months prior to the date on which the Executive terminates employment with the Company; or, where the Executive becomes Disabled, 12 months prior to his Normal Retirement Date. An election may be revised, but such revision must be made at least 12 months prior to the date on which the Executive terminates employment with the Company; or, if Disabled, 12 months prior to his Normal Retirement Date. No election revision will be permitted within the 12-month period immediately prior to the date on which the Executive terminates employment with the Company; or, if Disabled, within the 12-month period immediately preceding his Normal Retirement Date.

                  (3) Except as provided in the following sentence, the conversion of the Supplemental Pension into a qualified joint and survivor annuity or a lump-sum payment shall be made based on the same actuarial and present value assumptions used for purposes of the Qualified Plan. When the Qualified Plan is amended to determine lump-sum payments by using the mortality table described in Section 417(e)(3)(A)(ii)(I) of the Code and the annual rate of interest on 30-year Treasury securities, as described in Code Section 417(e)(3)(A)(ii)(II) (commonly known as the "GATT" revisions), lump-sum payments under this Plan will be calculated on the




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         basis of the same actuarial and present value assumptions used for purposes of the Qualified Plan or, if a larger lump sum payment results, on the basis of the actuarial and present value assumptions used for purposes of the Qualified Plan immediately before such amendment.


                                    SECTION 3

                               Risk of Forfeiture

         If the Executive, without the express prior written consent of the Company, directly or indirectly, individually or as an agent, officer, director, employee, consultant, shareholder, or partner engages in any business or enterprise which is in Competition with the Company (as defined below) during the time of the Executive's employment with the Company or any of its affiliates or at any time thereafter, all benefits accrued under this supplemental retirement plan will be forfeited permanently and payment of benefits, if begun, will stop.

         As used in this Section, (i) the words "Competition with the Company" include competition with the Company or any subsidiary or affiliate of the Company, or any of the successors or assigns of the business of any of them (the "Company Group"), and (ii) a business or enterprise will be in Competition with the Company if it is engaged, in any state in the United States in which any products of any member of the Company Group are then marketed or in any foreign country in which such products are then marketed, in manufacturing, designing, engineering, assembling or distributing pumps, oil field power sections, industrial mixers and agitators, glass-lined reactor and storage vessels, or valves. However, this section will not prevent the Executive from (i) being employed by or serving as an officer of or consultant to any subsidiary or division of a business or enterprise in Competition with the Company if that subsidiary or division is not itself in Competition with


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the Company; or (ii) purchasing or holding for investment less than 2% of the shares of any corporation regularly traded either on a national securities exchange or in the over-the-counter market.

         The Executive also will forfeit any benefits accrued under this supplemental retirement plan and payment of benefits, if begun, will stop if the Executive, without the express prior written consent of the Company, discloses, misappropriates, or makes available to anyone outside the Company at any time, either during the Executive's employment with the Company or any of its affiliates or subsequent to termination of employment, any trade secrets or confidential information belonging to the Company or any of its affiliates. As used in this Section, "confidential information" includes, but is not limited to, business systems, methods, policies, procedures, manuals, promotional materials, price lists, pricing policies, order forms, contracts, agreements, invoices, receipts, messages, memoranda, circulars, bulletins, sales records for any assigned territory, sale and delivery schedules, customer lists, customer files, customer credit terms and information, any records regarding the solicitation of orders, past, present or prospective orders to the extent that any of these items are used by the Company or any of its affiliates and which became known to the Executive by reason of his employment.


                                    SECTION 4

                                 Administration

         The Committee is responsible for the general interpretation and administration of this Plan and the carrying out of its provisions, and has all rights and powers required in that connection.



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                                    SECTION 5

                               Nature of Benefits

         A participant in this Plan shall not, by virtue of his participation in this Plan, have any right, title or interest in any asset of the Company. The obligation of the Company to make payments under this Plan is an unsecured promise of the Company to pay benefits as they become due.


                                    SECTION 6

                               General Provisions

         6.1 Non-Alienation of Benefits. Benefits payable under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         6.2 Taxes. Any taxes required to be withheld by any federal, state or local government will be deducted from payments due under this Plan, and paid on behalf of the Executive to the appropriate taxing authority.

         6.3 Amendment; Termination. The Board of Directors may from time to time amend this Plan, or any provision thereof, in such respects as the Board of Directors may deem advisable except that no amendment to this Plan may be adopted which would adversely affect the rights of any participant under this Plan unless the Executive consents in writing to the amendment. When an Executive terminates employment with the Company, he will cease to earn additional benefits under this Plan, except as provided in Section 2.3. If the Executive is reemployed after terminating employment with the Company (whether or not he incurs a Break-in-Service as defined in the Qualified Plan), he may earn benefits attributable to his subsequent period of employment only if the Committee again extends this Plan to him.




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         6.4 Non-duplication. No Executive may receive a benefit under this Plan if he receives a benefit under the Robbins & Myers, Inc. Executive Supplemental Pension Program.

         6.5 Successor; Binding Agreement. This Plan and the obligations hereunder are binding on the Company and its successors and assigns. In the case of a merger, consolidation, sale of all or substantially all of its assets, liquidation or other reorganization of the Company under circumstances in which a successor person, firm or company (a) continues all or a substantial part of the Company's business and (b) employs a substantial number of the Company's employees, the successor will be substituted for the Company under this Plan. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         6.6 Applicable Law. This Plan will be governed by and construed in accordance with the laws of the State of Ohio and the United States of America.

         6.7 Plan Not a Contract of Employment. Neither the adopting of this supplemental pension program nor the payment of any benefit gives any legal or equitable right to any person against the Company, any affiliate of the Company or their officers or employees except as provided in this document. Participation in the program does not give any Executive any right to continued employment.

         6.8 Claims Procedure. Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be




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delivered to all parties in interest. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the Executive can perfect the claim will be provided. This notice of denial of benefits will be provided within 90 days of the Committee's receipt of the Executive's claim for benefits. If the Committee fails to notify the Executive of its decision regarding his claim, the claim shall be considered denied, and the Executive shall then be permitted to proceed with his appeal as provided in this section.

                  If the Executive has been completely or partially denied a benefit, the Executive shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal.

                  The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

                  Following the Committee's review of any additional information submitted by the Executive, either through the hearing process or otherwise, the Committee shall render a decision on its review of the appealed claim in the following manner:

                  (a) The Committee shall make its decision regarding the merits of the appealed claim within sixty (60) days following its receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the Executive in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Executive prior to the



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         commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

                  (b) The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

         IN WITNESS WHEREOF, Robbins & Myers, Inc. has executed this document this ___ day of February, 2000.



                                         ROBBINS & MYERS, INC.



                                         By: ______________________________

                                         Title: _____________________________






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                             AGREEMENT OF EXECUTIVE

         The undersigned hereby agrees to be designated as an Executive participating in the foregoing Robbins & Myers, Inc. Executive Supplemental Retirement Plan and to be bound by the terms and provision of said Plan.




                                            -----------------------------------
                                            Executive

                                            Date:
                                                 -------------------------------







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                                    EXHIBIT A

         For purposes of calculating an Executive's benefit under Supplement One to the Plan, the following rules apply:

                  (a) The amount of an Executive's Credited Service shall be determined by multiplying the Executive's Credited Service, as determined under the terms of the Qualified Plan, by the percentage set forth in the following table:

                        Daniel Duval                                   150%

                        Gerald L. Connelly                             150%

                        George M. Walker                               130%

                        Hugh E. Becker                                 130%

         In no event shall the total Credited Service of an Executive exceed 35 years after application of the above table.

                  (b) The amount of an Executive's Final Average Earnings shall be calculated by including any elective deferred compensation for the applicable period.



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                                 FIRST AMENDMENT

                                     TO THE

                              ROBBINS & MYERS, INC.

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         WHEREAS, Robbins & Myers, Inc. (the "Company") adopted the Robbins & Myers, Inc. Executive Supplemental Retirement Plan (the "Plan") to provide certain Executives a supplemental retirement benefit; and

         WHEREAS, the Company now intends to amend the Plan;

         NOW, THEREFORE, the Plan is amended, effective June 27, 2000, in the following manner:

         9. In Section 1, Paragraph 1.4, the definition of "Executive" is deleted in its entirety and replaced with the following language:

                     "Executive means a salaried employee of the Company who is covered under the Qualified Plan, is a key management or highly compensated employee of the Company or an affiliate, and who has been designed and approved by the Committee as a participant in this Plan."

         10. Section 2, Paragraph 2.1, is amended in its entirety to read as follows:

                2.1  Normal Retirement

                     (a) If an Executive who is covered under Supplement One to the Qualified Plan terminates employment with the Company on or after his Normal Retirement Date (as defined in the Qualified Plan), his Supplemental Pension as of any date is an amount that (when expressed as a single life annuity) is equal to:

                     (b) If an Executive who is not covered under Supplement One to the Qualified Plan terminates employment with the Company on or after his


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         Normal Retirement Date (as defined in the Qualified Plan), his
         Supplemental Pension as of any date is an amount that (when expressed as a single life annuity) is equal to:

                    (1) the Executive's accrued benefit in the Qualified Plan, determined in accordance with the provisions of the Qualified Plan as in effect on that date, but assuming for purposes of this computation that (i) Sections 415 and 401(a)(17) of the Code had not been enacted; and (2) his final account balance is multiplied by the percentage listed for the Executive in accordance with Exhibit B to this Plan;

               REDUCED BY

                    (2) the Executive's accrued benefit in the Qualified Plan
               determined in accordance with the provisions of the Qualified Plan as in effect on that date.


         11. Section 2, Paragraph 2.6(1), Form and Timing of Supplemental Benefit Payment, is amended to read as follows:

               (1) Except as provided in Section 2.4, or unless an alternative form of payment is selected by the Executive pursuant to Section 2.7, if the Executive is not married on the date payment of his Supplemental Pension is to begin, the Executive's Supplemental Pension shall be paid in the form of a qualified joint and 55% survivor annuity (as described in Supplement One to the Qualified
            Plan) if the Executive is covered under Supplement One to the Plan; or in the form of a qualified joint and 50% survivor annuity (as described in the Qualified Plan) if the Executive is not covered under Supplement One to the Qualified Plan.

         12. Section 2, Paragraph 2.7(1) is amended to read as follows:

               (1) In lieu of a qualified joint and survivor annuity or life annuity as the manner of payment applicable to the Executive pursuant to Section 2.6(1), or the timing of payment described in Sections 2.6(2) and (3), an Executive may elect to receive the Actuarial Equivalent of his Supplemental Pension in a single lump-sum payment payable within 90 days from the date the Executive reaches his Normal




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            Retirement Date or, if later, the date the Executive terminates employment with the Company.

         13. Exhibit A is amended by adding the following Executive:

                               Kevin Brown                  130%

         14. A new Exhibit B (attached) is added to the Plan.

In all respects not amended, the Plan remains in full force and effect.

This document is executed at Dayton, Ohio this _____ day of August, 2000.


                                          ROBBINS & MYERS, INC.



                                          By
                                             -----------------------------------
                                             Hugh E. Becker




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                                    EXHIBIT A

         For purposes of calculating the Plan benefit of an Executive covered under Supplement One to the Qualified Plan, the following rules apply:

                  (a) The amount of an Executive's Credited Service shall be determined by multiplying the Executive's Credited Service, as determined under Supplement One to the Qualified Plan, by the percentage set forth in the following table:

                        Daniel Duval                                   150%

                        Gerald L. Connelly                             150%

                        George M. Walker                               130%

                        Hugh E. Becker                                 130%

                        Kevin Brown                                    130%

         In no event shall the total Credited Service of an Executive exceed 35 years after application of the above table.

                  (b) The amount of an Executive's Final Average Earnings, as determined pursuant to Supplement One to the Qualified Plan, shall be calculated by including any elective deferred compensation for the applicable period.





                                      A-1

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                                    EXHIBIT B

         For purposes of calculating the Plan benefit of an Executive covered under the cash balance portion of the Qualified Plan, the following rule applies:

                  The amount of the Executive's benefit shall be determined by multiplying the Executive's final account balance as determined under the cash balance portion of the Qualified Plan, by the percentage set forth below:

                        Milton Hernandez                      130%

















                                      B-1